 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 26, 2004
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Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.
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(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Computer Associates Plaza, Islandia, New York	11749
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(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 342-6000

Not Applicable
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(Former name or former address, if changed since last report)

Item 5.  Other Events

This Current Report on Form 8-K is being filed by Computer Associates International, Inc. ("Computer Associates" or the "Company") to restate certain financial data for the Company and its subsidiaries for the fiscal years ended March 31, 2000 and 2001, and to provide certain quarterly data for the quarters included in those fiscal years.  The revised financial data for the annual and quarterly periods are unaudited.  The Audit Committee of the Company's Board of Directors has completed its internal investigation which resulted in this restatement of the Company's financial information.  The Company continues to implement and consider additional remedial actions it deems necessary.

None of the adjustments set forth in this Current Report on Form 8-K affect the amounts shown in the Company's consolidated balance sheets as of March 31, 2002 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years ended March 31, 2002 and 2003 included in Computer Associates' Annual Reports on Form 10-K for those years, or the Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2004.  The Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2004, but expects that the restated financial data will have no effect on the financial results for fiscal year 2004.

As previously reported, the United States Attorney's Office for the Eastern District of New York and the staff of the Northeast Regional Office of the Securities and Exchange Commission have been conducting an investigation concerning certain of the Company's accounting practices, including its revenue recognition policies and procedures.  The Company cannot predict the scope or outcome of the inquiries, which may include the institution of administrative, civil injunctive or criminal proceedings, the imposition of fines and penalties, suspensions or disbarments from government contracts, or other remedies and sanctions.  The Company also cannot predict what impact, if any, the inquiry may have on its results of operations or financial condition.

Audit Committee Investigation

In response to the investigation, the Board of Directors authorized the Audit Committee to conduct an independent investigation relating to the premature revenue recognition by the Company.  To assist in the investigation, the Audit Committee engaged the law firm of Sullivan & Cromwell ("S&C"), who engaged the accounting firm of PricewaterhouseCoopers ("PwC").  Wachtell, Lipton, Rosen & Katz, outside counsel to the Company, also assisted the Audit Committee and the Board of Directors.  On October 8, 2003, the Company reported that the ongoing investigation of the Audit Committee had preliminarily found that revenues were prematurely recognized in the fiscal year ended March 31, 2000, and that a number of software license agreements appeared to have been signed after the end of the quarter in which revenues associated with such software license agreements had been recognized in that fiscal year.

In October 2000, the Company announced the shift to its current Business Model that offers its customers more flexible licensing terms.  Under the current Business Model, the Company recognizes software subscription license revenue ratably over the life of each software license arrangement.  Under the prior Business Model, license fees from a software license agreement were generally recorded on an up-front basis.

The Audit Committee's investigation included a detailed review of the Company's compliance with American Institute of Certified Public Accountants' Statement of Position 97‑2 (SOP 97-2), "Software Revenue Recognition."  Under SOP 97-2, a requirement for revenue recognition is "persuasive evidence of an arrangement."  Pursuant to paragraph 16 of SOP 97-2, if a vendor has a customary business practice of utilizing written contracts, which is the Company's general business practice, then to satisfy the evidence of an arrangement requirement, a contract must be signed by both parties.  The internal investigation revealed that evidence of an arrangement was not met in a number of cases during the prior Business Model period and an analysis of the extent and quantification of the prematurely recognized revenue was performed by PwC and the Company, which forms the basis of this restatement.  The analysis included a review of arrangements where customer signatures were obtained late as well as where the customer signature was timely but Computer Associates' countersignature was obtained late.  The analysis also included a review of other revenue recognition requirements so as to ensure the accuracy and completeness of the restatement.

For purposes of the restatement, which is presented in the tables below, the revenue improperly recognized in a particular quarter was rebooked into the quarter in which the contract was fully executed.  For example, if a contract having a value of $100 was prematurely recognized in one quarter, that $100 was removed from revenue in that quarter and then recognized in a later quarter in which the contract was signed by both the customer and the Company.  In addition to revenue shifting between periods, there was a resultant impact on commission expense in the respective periods which has been adjusted in the restatement.  The effects on income taxes, net income (loss), earnings (loss) per share, total assets, working capital and stockholders' equity have also been taken into account in the restatement.  The adjustments had no effect on cash provided by operating activities, deferred subscription revenue or long-term debt.

The Audit Committee's investigation found accounting irregularities that led to material misstatements of the Company's financial reports for fiscal years 2000 and 2001, and prior periods.  The effect of prior period errors which have an impact on fiscal year 2000 have been considered as part of this restatement. The Audit Committee believes that several factors contributed to the improper recognition of revenue in these periods, including a practice of holding the financial period open after the end of the fiscal quarters, providing customers with contracts with preprinted signature dates, late countersignatures by Company personnel, backdating of contracts, and not having sufficient controls to ensure the proper accounting under SOP 97-2.  In addition, the Audit Committee found that certain former executives and other personnel were engaged in the practice of "cleaning up" contracts by, among other things, removing fax time stamps before providing agreements to the outside auditors.  These same executives and personnel also misled the Company's outside counsel, the Audit Committee and its counsel and accounting advisers regarding these accounting practices.  The Company believes that it now has adequate systems and controls in place to assure proper treatment of revenue recognition under its current Business Model and is considering additional improvements.

Following the Audit Committee's preliminary findings in October 2003 and at its recommendation, the Company asked for and received the resignations of executives who oversaw the relevant financial operations during the period in question, including the Company's then chief financial officer. Subsequently, the Company terminated other employees in its finance and legal departments as a result of the investigation. On April 21, 2004, the Company announced that Sanjay Kumar would be stepping down as Chairman and Chief Executive Officer of the Company and would be resigning from the Board. Additionally, on April 26, 2004, the Company's Executive Vice President of Sales, Stephen Richards, resigned from the Company.

As a result of the Audit Committee's investigation into the Company's revenue recognition practices, the Audit Committee has determined that the Company should restate its financial statements to properly reflect the timing of the recognition of license revenue for the Company's fiscal years ended March 31, 2000 and 2001.  As noted below in the restated financial data tables, the net effect on revenue was a decrease of $2 million and an increase of $558 million in the fiscal years ended March 31, 2000 and 2001, respectively. The net effect on net income for fiscal 2000 was immaterial, and net loss for fiscal 2001 decreased by $333 million. Although not presented separately in the rested financial data tables, the Company estimates that the net effect on revenue for prior years was an aggregate decrease of $561 million and the related aggregate impact on net income was a decrease of $333 million.  In addition to the restatement set forth in the tables below, the Audit Committee determined to disclose (1) the magnitude of the revenue that was included in fiscal year 2000 and fiscal year 2001 that is being restated, and (2) the effects on the individual quarterly results for fiscal year 2000 and 2001.  These amounts are unaudited.

Restatement

The Company is hereby restating the financial data set forth in the tables below for its fiscal years ended March 31, 2000 and 2001.  The Company has not shown the restated results for periods prior to fiscal year 2000 since the Company and the Audit Committee believe that fiscal year 2004 financial reporting requirements will provide all material information about the financial condition and results of operations of the Company for the past five years, and that the statement set forth below adequately discloses the Company's past failure to comply with SOP 97-2.

The Company is not separately amending its Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for those fiscal years and related quarters; consequently such reports should no longer be relied upon.  In reviewing the restated financial information, the following additional data should be taken into consideration:

-    Fiscal Year 2000 - The restated financial information for the fiscal year ended March 31, 2000 reflects unaudited adjustments that (a) decrease revenue previously reported in the four quarters of fiscal year 2000 in the aggregate amount of $1,782 million (reflecting prematurely recognized revenue transactions in such quarterly periods), and simultaneously (b) increase revenue previously reported in the four quarters of fiscal year 2000 in the aggregate amount of $1,780 million (reflecting revenue prematurely recognized in fiscal 1999 and the first three quarters of fiscal year 2000 which should have been recognized in the four quarters of fiscal year 2000).

 -   Fiscal Year 2001 - The restated financial information for the fiscal year ended March 31, 2001 reflects unaudited adjustments that (a) decrease revenue previously reported in the first three quarters of fiscal year 2001 in the aggregate amount of $445 million (reflecting prematurely recognized revenue transactions in such quarterly periods), and simultaneously (b) increase revenue previously reported in the four quarters of fiscal year 2001 in the aggregate amount of $1,003 million (reflecting revenue prematurely recognized in prior periods which should have been recognized in the four quarters of fiscal 2001).

The Audit Committee also asked PwC and the Company to summarize the impact of the above adjustments on a quarterly basis.  The compilation of these quarterly results involved various assumptions, extrapolations and other estimations and have not been audited.  In fiscal year 2000, the net revenue reversal of $2 million was made up of the following changes in net revenue on a quarterly basis:  Q1, increase of $282 million, composed of a $138 million decrease and a $420 million increase; Q2, decrease of $316 million, composed of a $560 million decrease and a $244 million increase; Q3, decrease of $86 million, composed of a $612 million decrease and a $526 million increase; and Q4, increase of $118 million composed of a $472 million decrease and a $590 million increase.

In fiscal year 2001, the net revenue increase of $558 million was made up of the following changes in net revenue on a quarterly basis:  Q1, increase of $206 million, composed of a $202 million decrease and a $408 million increase; Q2, decrease of $24 million, composed of a $239 million decrease and a $215 million increase; Q3, increase of $300 million, composed of a $4 million decrease and a $304 million increase and Q4, increase of $76 million, composed of no decrease and a $76 million increase.

In Fiscal year 2000, while there was minimal impact on net income for the full year, adjustments reflecting increases and (decreases) in net income on a quarterly basis were as follows:  Q1, $167 million; Q2, $(187) million; Q3, $(51) million and Q4, $71 million.  In Fiscal 2001, the decrease in net loss of $333 million for the full year, was made up of the following (increases) and decreases in net loss on a quarterly basis:  Q1, $122 million; Q2, $(14) million; Q3, $179 million and Q4, $46 million.

Summary of Adjustments

The tables set forth below summarize the impact of the adjustments required to the Company's Consolidated Financial Results associated with its internal review for amounts improperly recognized prior to the adoption of its Business Model in October 2000.

	Year Ended March 31,
Statements of Operations Data	2000				2001
(unaudited)	Previously				Previously
(in millions, except per share amounts)	Reported(1)	Adjustments		Restated	Reported(1)	Adjustments		Restated
Revenue	$6,094	(2)	(2)	$6,092	$4,190	$558	(3)	$4,748
Net income (loss)	696	-	(4)	696	(591)	333	(5)	(258)
-Basic earnings (loss) per share	$1.29	-		$1.29	$(1.02)	$0.57		$(0.44)
-Diluted earnings (loss) per share	1.25	-		1.25	(1.02)	0.57		(0.44)

	March 31,
Balance Sheet and Other Data	2000				2001
(unaudited)	Previously				Previously
(in millions)	Reported(1)	Adjustments		Restated	Reported(1)	Adjustments		Restated
Cash provided by operating activities	$1,566	$ -		$1,566	$1,383	$ -		$1,383
Working capital(6)	988	(153)	(7)	835	357	-	(8)	357
Total assets	17,510	(561)	(9)	16,949	14,453	-	(10)	14,453
Deferred subscription revenue(11)	-	-		-	1,875	-		1,875
Long-term debt (less current maturities)	4,527	-		4,527	3,629	-		3,629
Stockholders' equity	7,037	(333)	(12)	6,704	5,780	-	(13)	5,780

(1)

Amounts from Item 6. "Selected Financial Data" of the Company's previously filed Form 10-K for fiscal year 2003.  These amounts do not include adjustments to reflect the results of the Company's subsidiary, ACCPAC, which was sold in fiscal year 2004, as a discontinued operation.

(2)

Reflects a reversal of gross revenue of $1,782 million, offset by $1,780 million of gross revenue rebooked during the period.  Of these amounts, approximately 39% and 52%, respectively, are associated with contracts that were signed by customers but not signed by the Company prior to the end of the respective quarters.

(3)

Reflects a reversal of gross revenue of $445 million, offset by $1,003 million of gross revenue rebooked during the period.  Of these amounts, approximately 93% and 69%, respectively, are associated with contracts that were signed by customers but not signed by the Company prior to the end of the respective quarters.

(4)	Represents the net revenue adjustment referred to in (2), net of related commission and provision adjustments of $(2) million.
(5)	Represents the net revenue adjustment referred to in (3), net of related commission and provision adjustments of $46 million, and income taxes of $179 million.
(6)	Represents current assets less current liabilities.
(7)	Represents the cumulative adjustment to beginning working capital of $(154) million, offset by a current period increase of $1 million.
(8)	Represents the cumulative adjustment to beginning working capital of $(153) million, offset by a current period increase of $153 million.
(9)	Represents the cumulative adjustment to beginning total assets of $(562) million, offset by a current period increase of $1 million.
(10)	Represents the cumulative adjustment to beginning total assets of $(561) million, offset by a current period increase of $561 million.
(11)	Represents the contractual and committed license agreements pursuant to our Business Model for which revenue has been deferred and will be recognized ratably over the term of the license arrangement.
(12)	Represents the cumulative adjustment to beginning stockholders' equity of $(333) million. The net impact to stockholders' equity of all adjustment made in fiscal year 2000 was immaterial.
(13)	Represents the cumulative adjustment to beginning stockholders' equity of $(333) million, offset by a current period increase of $333 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.

Dated: April 26, 2004	By:	/s/ Jeff Clarke
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Jeff Clarke
Executive Vice President and
Chief Financial Officer